WARRANT AGREEMENT

      WARRANT AGREEMENT, dated as of this ______ day of _____________, 1998, by and among C.W. Chemical Waste Technologies Limited, a corporation organized under the laws of Cyprus (the "Company"), Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), and Ras Securities Corp., a New York corporation ("RAS").

                               W I T N E S S E T H

      WHEREAS, in connection with a private placement (the "Private Placement") of units ("Units"), more particularly, a minimum of eight Units (the "Minimum Units") and a maximum of 20 Units (the "Maximum Units"), each Unit consisting of $25,000 principal amount of 12% Promissory Notes ("Notes"), and 12,500 common stock purchase warrants ("Warrants");

      WHEREAS, each Warrant is exercisable to purchase one ordinary share of the Company, par value ___ Cyprus pounds per share under certain conditions set forth below, and the Company will issue up to 250,000 Warrants;

      WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants, the Warrant Agent and RAS, the parties hereto agree as follows:

      SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

            (a) "Common Stock" shall mean ordinary shares of the Company of any class, whether now or hereafter authorized, which have the right to participate in the distributions of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of authorized shares, par value ___ Cyprus pounds per share.

            (b) "Conversion Warrants" shall mean common stock purchase warrants, substantially in the form of the Public Warrants, except that the Conversion Warrants shall be subject to the Lock-Up, if any.

            (c) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 2 Broadway, New York, New York.

            (d) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent Shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

            (e) "Initial Warrant Exercise Date" shall mean    , 2000.

            (f) "Lock-Up" shall mean the restriction on registration, exercise or transferability of the Conversion Warrants that may be imposed pursuant to any requirements of the National Association of Securities Dealers or the National Association of Securities Dealers Automated Quotation System in connection with, respectively, the review of the terms of the anticipated public offering and approval for listing of the securities sold in such offering.

            (g) "Public Warrants" shall have the meaning given in Section 9(a) hereof.

            (h) "Purchase Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $3.00 per share subject to (i) adjustment from time to time pursuant to the provisions of Section 8 hereof, (ii) conversion of the Warrants pursuant to the provisions of Section 9 hereof, and (iii) the Company's right to reduce the Purchase Price upon notice to all warrant holders.

            (i) "Registrable Securities" shall mean the Conversion Warrants and the shares of Common Stock for which the Conversion Warrants are exercisable.

            (j) "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

            (k) "Transfer Agent" shall mean Continental Stock Transfer and Trust Company, as the Company's transfer agent, or its authorized successor, as such.

            (l) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time)
      on    , 2004; provided that if such date shall be a holiday or a day on which banks are authorized to close in the State of New York, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to all warrant holders, the Company shall have the right to extend the Warrant Expiration Date.

      SECTION 2. Warrants and Issuance of Warrant Certificates.

            (a) A Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

            (b) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall execute and deliver stock certificates in required whole number denominations representing up to an aggregate of 250,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

            (c) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the Company, in such form as may be approved by the its Board of Directors, to reflect (A) any adjustment or change in the Purchase Price or the number of shares of Common Stock, purchasable upon exercise of the Warrants, made pursuant to Section 8 hereof and (B) other modifications approved by Warrantholders in accordance with Section 16 hereof.

            (d) The provisions of Section 9 hereof shall govern the terms of conversion of the Warrants and registration thereof or of the Registrable Securities under certain circumstances described therein.

      SECTION 3. Form and Execution of Warrant Certificates.

            (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or typed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter W.

            (b) Warrant Certificates shall be executed on behalf of the Company by two officers of the Company duly authorized to do so under applicable Cyprus law, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and issue and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After execution by the Company, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder.

      SECTION 4. Exercise.

            (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Exercise Date, but not later than the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Purchase Price pursuant to such Warrants, cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder). Notwithstanding the foregoing, in the case of payment made in the form of a check drawn on an account of RAS or such other investment banks and brokerage houses as the Company shall approve, certificates shall immediately be issued without any delay. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant to the Company or as the Company may direct in writing.

            (b) If on the Exercise Date in respect of the exercise of any Warrant, (i) the current market value (determined as provided in Section 10 hereof) of the Company's Common Stock is greater than the then Purchase Price of the Warrant, (ii) the exercise of the Warrant was solicited by a member of the NASD, (iii) the Warrant was not held in a discretionary account, (iv) disclosure of compensation arrangements was made both at the time of the original offering and at the time of exercise; and (v) the solicitation of the exercise of the Warrant was not in violation of Regulation M promulgated under the Securities Exchange Act of 1934, as amended (as such regulation or any successor regulation or rule may be in effect as of such time of exercise), then the Warrant Agent, simultaneously with the receipt of the proceeds of the exercise of the Warrant(s) so exercised shall pay from such proceeds, a fee of 5% of the Purchase Price to RAS (of which up to 1% may be re-allowed to the dealer who solicited the exercise). Within five days after exercise of a Warrant, the Warrant Agent shall send RAS a copy of the reverse side of each Warrant exercised. RAS shall reimburse the Warrant Agent, upon request, for its reasonable expenses relating to compliance with this Section 4(b). In addition, RAS may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of Warrants. The provisions of this paragraph may not be modified, amended or deleted without the prior written consent of RAS. Market price shall be determined in accordance with the provisions of Section 10.

      SECTION 5. Reservation of Shares; Listing; Payment of Taxes; etc..

            (a) The Company covenants that it shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Purchase Price shall, at the time of delivery, be duly and validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

            (b) The Company shall use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" or securities laws with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

            (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

            (d) The Warrant Agent is hereby irrevocably authorized to requisition the Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Company shall authorize the Transfer Agent to comply with all such proper requisitions.

      SECTION 6. Exchange and Registration of Transfer. Subject to the restrictions on transfer contained in the Warrant Certificates and the Subscription Agreements between the Company and the purchasers of Units:

            (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part; provided that no transfers may be made to the extent prohibited by the terms of the Lock-Up. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

            (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at its office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

            (c) With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized to do so in writing.

            (d) The Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

            (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and thereafter disposed of or destroyed, upon notice to RAS at the direction of the Company.

            (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

      SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Any warrant holder requesting a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

      SECTION 8. Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.

            (a) Subject to the exceptions referred to in Section 8(g) below, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the current market value per share, determined as provided in
      Section 10 hereof, on the date of the sale or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 8(f)(vi) below), if any, for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

            Upon each adjustment of the Purchase Price pursuant to this Section 8, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall, subject to the provisions contained in
      Section 8(b) hereof, be such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

            (b) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 8, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 10 hereof, the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment.

            (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or, in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
      Section 8. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

            (d) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(c) hereof, continue to express the Purchase Price per share and the number of shares purchasable thereunder as the Purchase Price per share, and the number of shares purchasable were expressed in the Warrant Certificates when the same were originally issued.

            (e) After each adjustment of the Purchase Price pursuant to this
      Section 8, the Company shall promptly prepare a certificate signed by two officers of the Company duly authorized to do so under Cyprus law, setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled, and the proportionate adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company shall promptly file such certificate with the Warrant Agent and cause a copy thereof to be sent by ordinary first class mail to RAS and to each registered holder of Warrants at such holder's last address appearing on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or other duly authorized officer of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            (f) For purposes of Section 8(a) and 8(b) hereof, the following provisions (i) to (vi) shall also be applicable:

                  (i) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                  (ii) No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least $.10 in such price; provided that any adjustments which by reason of this clause (ii) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.10 in the Purchase Price then in effect hereunder.

                  (iii) In case of (A) the sale by the Company for cash of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common

            Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such convertible or exchangeable securities being herein called "Convertible Securities"), or (B) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (1) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the fair market value of the Common Stock on the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 8(a) and 8(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                  (iv) In case of the sale by the Company for cash of any
            Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than the fair market value or the Common Stock on the date of the sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 8(a) and 8(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                  (v) If the exercise or purchase price provided for in any
            right, warrant or option referred to in (iii) above, or the rate at which any Convertible Securities referred to in (iii) or (iv) above are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (A) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities, (B) had adjustments been made on the basis of the Purchase Price as adjusted under clause (A) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities, and (C) had any such rights, warrants, options or Convertible Securities then still outstanding been originally issued or sold at the time of such change. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (1) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (2) had adjustments been made on the basis of the Purchase Price as adjusted under clause (1) for all transactions (which would have affected such adjusted

            Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                  (vi) In case of the sale for cash of any shares of Common
            Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefore shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

            (g) No adjustment to the Purchase Price of the Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be made, however,

                  (i) any recapitalization effected by the Company and approved by RAS with respect to the Common Stock pursuant to which no more than 4,000,000 shares of Common Stock are then issued and outstanding, or

                  (ii) upon the grant or exercise of options which may hereafter be granted or exercised under the Company's Stock Option Plan or under any other employee benefit plan of the Company; or

                  (iii) upon the sale or exercise of the Warrants or any other
            Warrants issued by the Company; or

                  (iv) upon the issuance of any shares of Common Stock or
            warrants sold in the Company's initial public offering, or upon exercise of warrants comprising or underlying any Units sold in the Company's initial public offering; or

                  (v) upon the issuance or sale of Common Stock or Convertible
            Securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                  (vi) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Purchase Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                  (vii) upon any amendment to or change in the terms of any
            rights or warrants to subscribe for or purchase, or options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than rights, warrants, options or Convertible Securities issued or sold after the close of business on the date of the original issuance of the Warrants (A) for which an adjustment in the Purchase Price then in effect was theretofore made or required to be made, upon the issuance or sale thereof, or (B) for which such an adjustment would have been required had the exercise or purchase price of such rights, warrants or options at the time of the issuance or sale thereof or the rate of conversion or exchange of such Convertible Securities, at the time of the sale of such Convertible Securities, or the issuance or sale of rights or warrants to subscribe for or purchase, or options for the purchase of, such Convertible Securities, been the price or rate as changed, in which case the provisions of Section 8(f)(v) hereof shall be applicable if, but only if, the exercise or purchase price thereof, as changed, or the rate of conversion or exchange thereof, as changed, consists of cash or requires the payment of additional consideration, if any, consisting of cash and the Company did not receive any consideration other than cash, if any, in connection with such change).

            (h) As used in this Section 8, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Units and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Articles of Association as Common Stock on the date of the original issue of the Units or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in
      Section 8(c) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of

      Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting or a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

            (i) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 8, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

            (j) If and whenever the Company shall declare any dividends or distributions or grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall notify each of the then Registered Holders of the Warrants of such event prior to its occurrence to enable such Registered Holders to exercise their Warrants and participate as holders of Common Stock in such event.

      SECTION 9. Conversion of Warrants; Registration Under The Securities Act.

            (a) In the event that (i) the Company consummates an initial public offering of its securities ("IPO") and (ii) such securities include common stock purchase warrants having a term of at least four years and an exercise price of not more than $6.00 ("Public Warrants"), the Warrants shall be automatically converted on the closing date of the IPO, with no action required on the part of the Registered Holder, into an equal number of Conversion Warrants, which shall have the identical terms as the Public Warrants, except that the Conversion Warrants shall be subject to the Lock-Up, if any. Each Registered Holder is required to return his or her Warrant Certificates to the Warrant Agent for the issuance of new Conversion Warrants at such time. On the date on which the Warrants are automatically converted into Conversion Warrants as provided in this
      Section 9(a), this Warrant Agreement shall terminate and the rights, obligations and commitments of the Company, the Registered Holder and the Warrant Agent with respect to the Conversion Warrants into which the Warrants convert shall be set forth in the warrant agreement included in the IPO, as the same may be modified or amended to provide for the Lock-Up, if applicable.

            (b) In the event that the IPO is consummated but does not include Public Warrants, the Company shall use its best efforts to register the Warrants and the Common Stock issuable upon exercise of the Warrants as soon as practicable following the IPO.

            (c) In the event that IPO is not consummated, the warrantholders shall have the right, for a period of five years from the termination date of the offering of the warrants subject to this Warrant Agreement, and commencing six months after the closing of an initial public offering of securities of the Company, to participate, on two occasions, on a piggy-back basis, in a registration by the Company under the Securities Act, subject to certain restrictions, including underwriter hold-backs. In such event, the Company shall give written notice of such registrations to the Registered Holder. Upon the written request of the then registered holders of more than 50% of the Warrants, within twenty (20) days after receipt of any such notice from the Company, the Company shall, except as herein provided, cause the Warrants and the shares of Common Stock issuable upon conversion of the Warrants (the "Warrant Shares") to be included in such registration statement, all to the extent required to permit the sale or other disposition by the prospective seller or sellers of the Warrant Shares; provided, further, that nothing herein shall prevent the Company from abandoning or delaying any registration at any time. If any registration pursuant to this Section ___ shall be underwritten in whole or in part, the Company may require that the Warrants and the Warrant Shares requested for inclusion pursuant to this Section ___ be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Warrants or the Warrant Shares requested for inclusion pursuant to this Section ___ together with any other shares which have similar piggy-back registration rights (such shares, the Warrants and the Warrant Shares being collectively referred to as the "Requested Securities"), would constitute more than 15% of the total number of securities of such type to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all such Requested Securities originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock or warrants offered by the Company, the number of such Requested Securities otherwise to be included in the underwritten public offering may be reduced pro rata (by number of securities of the same type) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent that only a portion of any Requested Securities is included in the underwritten public offering, those shares of Requested Securities which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 120 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

            The obligation of the Company under this Section ___ shall be limited to two registration statements.

      SECTION 10. Fractional Warrants and Fractional Shares.

            (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share on the date of the exercise of this Warrant, determined as follows:

                  (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the National Market System of NASDAQ ("NMS"), the current market value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date for which the determination is being made or if no such sale is made on such day or no closing sale price is quoted, the average of the closing bid and asked prices for such day on such exchange or system; or

                  (ii) If the Common Stock is listed in the over-the-counter market (other than on NMS) or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date for which the determination is being made; or

                  (iii) If the Common Stock is not so listed or admitted to
            unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

      SECTION 11. Warrant Holders Not Deemed Stockholders. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right To vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

      SECTION 12. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, on his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

      SECTION 13. Agreement of WarrantHolders. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

            (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized to do so in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

            (b) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

      SECTION 14. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be cancelled by it and retired. The Warrant Agent shall also cancel Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.

      SECTION 15. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

      The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay the Company, as provided in Section 4, all moneys received by the Warrant Agent upon the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company and RAS for inspection by their agents or employees, from time to time as either of them may request, such original books of accounts and record (including original Warrant Certificates surrendered to the Warrant Agent upon exercise of Warrants) as may be maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's office as specified in Section 17, during normal business hours.

      The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (a) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (c) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

      The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

      Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

      The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

      The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

      Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

      The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

      SECTION 16. Modification of Agreement. Subject to the provisions of
Section 4(b), the parties hereto may by supplemental agreement make any changes or corrections in this Agreement (a) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (b) to reflect an increase in the number of Warrants which are to be governed by this Agreement resulting from an increase in the size of the Private Placement; or (c) that it may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed.

      SECTION 17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at C.W. Chemical Waste Technologies Limited, 20 East 63rd Street, 1st Floor, New York, New York 10021, Attention: President, with a copy to Jack Levy, Esq., Morrison Cohen Singer & Weinstein LLP, _____ Lexington Avenue, New York, New York 10022; if to the Warrant Agent, at its Corporate Office, and if to RAS, at RAS Securities Corp., 50 Broadway, New York, New York 10004-1607, Attention:

Fredrick Schulman, with a copy to Joseph L. Cannella, Fischbein o Badillo o Wagner o Harding, 909 Third Avenue, New York, New York 10022.

      SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

      SECTION 19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent (and their respective successors and assigns) and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

      SECTION 20. Termination. This Agreement shall terminate on the earlier to occur of (i) the close of business on the Expiration Date of all the Warrants;
(ii) the closing date of an IPO which results in the conversion of the Warrants; or (iii) the date upon which all Warrants have been exercised.

      SECTION 21. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        C.W. CHEMICAL WASTE
                                        TECHNOLOGIES LIMITED


                                        By:
                                            ----------------------------
                                        Name:
                                              --------------------------
                                        Title:
                                               -------------------------

                                        RAS SECURITIES CORP.


                                        By:
                                            ----------------------------
                                        Name:
                                              --------------------------
                                        Title:
                                               -------------------------

                                        [WARRANT AGENT]


                                        By:
                                            ----------------------------
                                        Name:
                                              --------------------------
                                        Title:
                                               -------------------------

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE [SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO AND THE WARRANT AND SUCH SHARES ARE REGISTERED UNDER APPLICABLE STATE SECURITIES LAWS, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

NO. PPWW                                                                Warrants

                       VOID AFTER ______________ __, 2004
                WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED

      This certifies that, FOR VALUE RECEIVED, _____________________ or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.001 par value ("Common Stock") of C.W. Chemical Waste Technologies Limited, a corporation organized under the laws of Cyprus (the "Company") at any time commencing _____________ __, 2000 and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of _______________________________ ____________________________ as Warrant Agent, or its successor (the " Warrant Agent"), accompanied by payment of an amount equal to $3.00 for each Warrant (the A-1 "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company. The Company may, at its election, reduce the Purchase Price.

      This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, dated ____________ ___, 199__, by and among the Company, the Warrant Agent and RAS Securities Corp. (the "Agreement").

      In the event of certain contingencies provided for in the Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

      Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock shall be issued. In the case of the exercise of less than all the

Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or arrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

      This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Agreement"), dated ____________ __, 1998, by and among the Company, the Warrant Agent and RAS Securities Corp.

      In the event of certain contingencies provided for in the Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

      Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock shall be issued. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

      The term "Expiration Date" shall mean 5:00 P.M. (New York time) on ____________ __, 2004. If such date shall be a holiday or a day on which the banks are authorized to close in the State of New York, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which is not a holiday or a day on which banks are authorized to close in such State. The Company may, at its election, extend the Expiration Date.

      This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Agreement.

      Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Agreement.

      Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

      The Company has agreed to pay a fee of ____% of the Purchase Price upon certain conditions as specified in the Agreement upon the exercise of this Warrant.

      This Warrant shall automatically convert into a like number of new warrants under certain circumstances in the event the Company completes an initial public offering of its securities or otherwise registers the Conversion Warrants, and such new warrants shall have the terms and conditions specified in the Agreement and the Subscription Agreement between the Company and the first purchaser of this Warrant.

      This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof related to the conflict of laws.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:  ________________, 1998

                                        C.W. CHEMICAL WASTE
                                        TECHNOLOGIES LIMITED


                                        By:
                                            ----------------------------
                                        Name:
                                              --------------------------
                                        Title:
                                               -------------------------


                                        By:
                                            ----------------------------
                                        Name:
                                              --------------------------
                                        Title:
                                               -------------------------


                                          [seal]






CONTINENTAL STOCK TRANSFER
 AND TRUST COMPANY


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

      The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

               __________________________________________________

               __________________________________________________

               __________________________________________________

               __________________________________________________
                     [please print or type name and address]

and be delivered to:

               __________________________________________________

               __________________________________________________

               __________________________________________________

               __________________________________________________
                     [please print or type name and address]

and if such number of Warrants shall not be all of the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

            The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. (("NASD"). If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by RAS Securities Corp.


                                        --------------------------------------
                                        (Name of NASD Member if other than RAS
                                        Securities Corp.)


Dated:                                  X
       ---------------------             -------------------------------------


                                        --------------------------------------

                                        --------------------------------------
                                                         Address


                                        --------------------------------------
                                            Taxpayer Identification Number


                                        --------------------------------------
                                                 Signature Guaranteed

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers unto


           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

               __________________________________________________

               __________________________________________________

               __________________________________________________
                     [please print or type name and address]

_____________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _____________________ _____________________ _____________________ ___________________ Attorney to
transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:                                  X
       ----------------------            -------------------------------------

                  Signature Guaranteed


                  ----------------------------------------

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.